Exhibit 10.48

WARNER MUSIC GROUP CORP.

RESTRICTED STOCK AWARD AGREEMENT

THIS EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is entered into as of this              day of                      200    , by and between Warner Music Group Corp., a Delaware corporation (“Parent”), and                      (the “Executive”).

R E C I T A L S:

WHEREAS, [Warner Music Inc., a Delaware corporation] [INSERT APPROPRIATE NAME OF EMPLOYING SUBSIDIARY] (the “Company”), an indirect majority owned subsidiary of Parent, or one of Parent’s other direct or indirect subsidiaries, employs the Executive; and

WHEREAS, the Parent has adopted the Warner Music Group Corp. 2005 Omnibus Award Plan (the “Plan”), pursuant to which awards of restricted shares of the Parent’s Common Stock may be granted to persons, including persons regularly employed by the Parent or its affiliates; and

WHEREAS, the Board of Directors of Parent (the “Board”) has determined that it is in the best interests of Parent and its stockholders to grant as of the date hereof (the “Effective Date”) the restricted stock award provided for herein (the “Restricted Stock Award”) to the Executive in connection with the Executive’s services to the Company and the Parent’s affiliates, such grant to be subject to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth [as supplemented by the terms set out in the Schedule A entitled “UK Resident Executive”] [INSERT FOR UK RESIDENTS], the parties hereto agree as follows:

1. Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Executive and his legal representative in respect of any questions arising under the Plan or this Agreement.

2. Grant of Restricted Stock Award. Parent hereby grants on the Effective Date to the Executive a Restricted Stock Award consisting of              shares of Common Stock (hereinafter called the “Restricted Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Restricted Shares shall vest in accordance with Section 3(a) hereof.

3. Terms and Conditions.

(a) Vesting. Except as otherwise provided in this Agreement, the Restricted Shares shall vest and become non-forfeitable in four equal installments on the day prior to each of the [first, second, third and fourth] anniversaries of the Effective Date provided that the Executive remains employed with the Company on each such date, such that one hundred percent (100%) of the Restricted Shares shall be vested and non-forfeitable on the day prior to the [fourth] anniversary of the Effective Date; provided that any unvested Restricted Shares shall become vested and non-forfeitable upon a termination of the Executive’s employment with the Company (A) due to his death, (B) by the Company due to his Disability or without Cause or (C) by the Executive for Good Reason, if applicable, in each case on or after a Change in Control or, in the case of a termination by the Company without Cause or a termination by the Executive for Good Reason, if applicable, in each case in anticipation of a Change in Control.

(b) The term “Vested Restricted Shares,” as used herein, shall mean each Restricted Share on and following the time that the vesting condition set forth in Section 3(a) hereof has been satisfied as to such share and the Executive has paid any applicable taxes payable with respect to such share as set forth in Section 3(c) hereof. Restricted Shares which have not become Vested Restricted Shares are hereinafter referred to as “Unvested Restricted Shares.”

(c) Taxes. The Executive shall pay to Parent or the Company (as designated by Parent) promptly upon request, and in any event at the time the Executive recognizes taxable income in respect of the Restricted Stock Award, an amount equal to the taxes, if any, Parent determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. Such payment shall be made, at Executive’s election, (i) in the form of cash or (ii) by having Parent withhold from the number of Restricted Shares otherwise issuable pursuant to the settlement of the Restricted Stock Award a number of Restricted Shares with a Fair Market Value equal to such withholding liability. The Executive may, but shall not be required to, make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to realize taxable income in respect of the grant of the Restricted Stock Award, in an amount equal to the fair market value of the Restricted Shares on the Date of Grant. If Executive makes such an election, Executive shall provide a copy of such election to the Company as required by Section 83(b) of the Code.

(d) Certificates. Certificates evidencing the Restricted Shares shall be issued by Parent and shall be registered in the Executive’s name on the stock transfer books of Parent promptly after the Effective Date, but shall remain in the physical custody of Parent or its designee at all times prior to, in the case of any particular Restricted Shares, becoming Vested Restricted Shares. As a condition to the receipt of this Restricted Stock Award, the Executive shall deliver to Parent a stock power, duly endorsed in blank, relating to the Restricted Shares.

(e) Effect of Termination of Employment. Unvested Restricted Shares (as determined after taking into account any applicable vesting acceleration described in Section 3(a) hereof) shall be forfeited without consideration by the Executive upon the Executive’s cessation of employment with the Company or any affiliate of the Parent for any reason.

(f) Rights as a Stockholder; Dividends. The Executive shall be the record owner of the Restricted Shares unless and until such shares are forfeited pursuant to Section 3(e) hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of Parent, including, without limitation, voting rights, if any, with respect to the Restricted Shares; provided that any cash or in-kind dividends paid with respect to Unvested Restricted Shares shall be withheld by Parent and shall be paid to the Executive, without interest, only when, and if, such Restricted Shares become Vested Restricted Shares. As soon as practicable following the vesting of any Restricted Shares, certificates for such Vested Restricted Shares and any cash dividends or in-kind dividends credited to the Executive’s account with respect to such Vested Restricted Shares shall be delivered to the Executive or the Executive’s beneficiary along with the stock power relating thereto.

(g) Restrictive Legend. All certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE WARNER MUSIC GROUP CORP. 2005 OMNIBUS AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                     , BETWEEN WARNER MUSIC GROUP CORP. AND                     . A COPY OF SUCH PLAN AND AGREEMENT IS ON FILE AT THE OFFICES OF WARNER MUSIC GROUP CORP.

(h) Transferability. No Restricted Share may, at any time prior to becoming a Vested Restricted Share, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Executive and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against Parent; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

4. Miscellaneous.

(a) Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three days after mailing by registered or certified mail, return receipt requested, or one business day after mailing by a nationally recognized express mail delivery service with instructions for next-day delivery, to those persons listed below at their following respective addresses or at such other address or person’s attention as each may specify by notice to the others:

To Parent:

Warner Music Group Corp.

75 Rockefeller Plaza

New York, New York 10019

Attention: General Counsel

To the Executive:

The most recent address for the Executive in the records of Parent or the Company. The Executive hereby agrees to promptly provide Parent and the Company with written notice of any change in the Executive’s address for so long as this Agreement remains in effect.

(b) Bound by Plan. By signing this Agreement, the Executive acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(c) Beneficiary. The Executive may file with the Board a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Executive, the executor or administrator of the Executive’s estate shall be deemed to be the Executive’s beneficiary. The Executive’s beneficiary shall succeed to the rights and obligations of the Executive hereunder upon the Executive’s death, except as maybe otherwise described herein.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of Parent, its successors and assigns, and of the Executive and the beneficiaries, executors, administrators, heirs and successors of the Executive.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(f) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Executive any right to be retained, in any position, as an employee, consultant or director of the Company or any affiliate of Parent or shall interfere with or restrict in any way the right of the Company or any affiliate of Parent, which are hereby expressly reserved, to remove, terminate or discharge the Executive at any time for any reason whatsoever.

(g) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the extent permitted by law.

(h) Waiver. Any right of Parent contained in the Agreement may be waived in writing by the Board. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(i) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE. ANY ACTION TO ENFORCE THIS AGREEMENT MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN NEW YORK COUNTY, NEW YORK. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

(j) JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(k) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(l) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Warner Music Group Corp.

By:
Title:

Name:

FORM

Schedule A

UK Resident Executive

1.	Tax indemnity

Without prejudice to Section 3(c) of the Agreement (“Taxes”), the Executive unconditionally and irrevocably agrees to place Parent, the Company or any other affiliate of Parent in funds and to indemnify Parent, the Company or any other affiliate of Parent in respect of any and all liability to income tax which Parent, the Company or any other affiliate of Parent is liable to account for on behalf of the Executive directly to any taxation authority (including, but without limitation, through the UK PAYE system) and any and all liability to social security which Parent, the Company or any other affiliate of Parent is liable to account for on behalf of the Executive to any taxation authority (including, but without limitation, primary class 1 (employee’s) national insurance contributions in the UK) which arises (or may arise) as a consequence of or in connection with the award, issue or transfer to the Executive of the Restricted Shares or the vesting of any of the Restricted Shares.

2.	Relevance of contract of employment

2.1	The provisions set out in paragraph 2 of this Schedule are without prejudice to the terms set out in Section 4(f) of the Agreement (“No Rights to Employment”).

2.2	The award of the Restricted Shares will not form part of the Executive’s entitlement to remuneration or benefits pursuant to his employment contract with the Company or any other contract of employment. The existence of a contract of employment between any person and the Company or any affiliate of the Parent does not give such person any right or entitlement to have an award of shares made to him or any expectation that such an award will or might be made to him whether subject to any conditions or at all.

2.3	The rights and obligations of the Executive under the terms of his contract of employment with the Company or any affiliate of the Parent shall not be affected by the award of Restricted Shares.

2.4	The rights granted to the Executive upon the award of Restricted Shares shall not afford the Executive any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or any affiliate of the Parent for any reason whatsoever.

2.5	The Executive shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to dispose of the Restricted Shares for fair market value or otherwise or the Restricted Shares not vesting in consequence of the loss or termination of his office or employment with the Company or any affiliate of Parent for any reason (including, without limitation, any breach of contract by his employer) or in any other circumstances whatsoever.

2.6	Benefits received under this Agreement are not pensionable in any circumstances.

3.	Third party rights

3.1	Subject to paragraphs 3.2 and 3.3 below, the Company (and any affiliate of the Parent of which the Executive is an officer or employee or has a liability to pay income tax or social security in the UK by virtue of the Executive being an officer or employee of any affiliate of the Parent) (the “Third Party”) may rely upon and enforce the terms of paragraphs 1 and 2 of this schedule against the Executive.

3.2	The third party rights referred to in paragraph 3.1 may only be enforced by the relevant third subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999 (the “1999 Act”) and all other relevant terms of this Agreement.

3.3	Notwithstanding any other provision of this Agreement and unless the Company or the Parent (on behalf of any other Third Party which is not the Company) agree otherwise in writing, the Parent and the Executive may not rescind or vary any of the provisions of this schedule so as to extinguish or alter the Third Party’s rights under this paragraph 4 without his prior written consent and accordingly section 2(l)(a) to (c) of the 1999 Act shall not apply with respect to the Third Party’s rights under paragraph 3.1.

3.4	Except as provided in this paragraph, a person who is not a party to this Agreement has no right under the 1999 Act to rely upon or enforce any term of this schedule but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

4.	Governing law and jurisdiction

4.1	Without prejudice to the terms of Section 4(i) of the Agreement, the terms of this schedule (and the terms of the Agreement insofar as they relate to the enforcement of any right or obligation set out in this schedule) shall be governed by and construed in accordance with the law of England and Wales.

4.2	To the extent that any party seeks to enforce any right or obligation set out in this schedule:

4.2.1	each party irrevocably submits to the exclusive jurisdiction of the courts of England and Wales over any claim, dispute or matter arising under or in connection the terms of this schedule;

4.2.2	each party irrevocably waives any objection which it may have now or later to proceedings being brought in the courts of England and Wales and any claim that proceedings have been brought in an inconvenient forum; and

4.2.3	each party further irrevocably agrees that a judgment in any proceedings brought in the courts of England and Wales shall be conclusive and binding upon each party and may be enforced in the courts of any other jurisdiction.

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                     ,                      shares of Common Stock of Warner Music Group Corp., a Delaware corporation, issued pursuant to a Executive Restricted Stock Award Agreement between Warner Music Group Corp. and the undersigned, dated                     , 200     and standing in the name of the undersigned on the books of said corporation, represented by Certificate No.     , and does hereby irrevocably constitute and appoint Warner Music Group Corp. as the undersigned’s true and lawful attorney, for it and in its name and stead, to sell, assign and transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:
Name: